UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2007

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.

Indianapolis IN 46240

(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01	Regulation FD Disclosure

On Tuesday, July 24, 2007, Federal Home Loan Bank of Indianapolis (the “Bank”) President - CEO Milton J. Miller II announced to the Bank’s employees, the proposed reorganization of the Bank, which will result in changes to certain Named Executive Officers. While this proposal is not final unless and until approved by the Bank’s Board of Directors, the Bank is furnishing this disclosure to ensure that the Bank has complied with its Regulation FD requirements in the event of an inadvertent disclosure of material nonpublic information by employees to shareholders or other outside parties.

The proposal includes the following changes affecting certain Named Executive Officers:

Brian K. Fike to Senior Vice President and Chief Banking Officer from Interim President and Chief Executive Officer;

Douglas Iverson to Senior Vice President and Director of Marketing from Senior Vice President and Acting Chief Operating Officer;

Cindy Konich to Senior Vice President and Chief Financial Officer from First Vice President and Acting Chief Capital Markets Officer; and

Paul Weaver to Senior Vice President and Chief Accounting Officer from Acting Chief Accounting Officer.

Details of officer titles and compensation changes, if any, for these Named Executive Officers will not be finalized until approved by the Board of Directors, which is anticipated to occur in September 2007.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2007

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/ MILTON J. MILLER II
Milton J. Miller II
President and Chief Executive Officer

By:	/s/ PAUL J. WEAVER
Paul J. Weaver
Senior Vice President – Acting Chief Accounting Officer

3